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                                   EXHIBIT 3.1

                        PACIFICHEALTH LABORATORIES, INC.

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                           CERTIFICATE OF DESIGNATIONS
                          FOR SERIES A PREFERRED STOCK

         (PURSUANT TO DELAWARE GENERAL CORPORATION LAW, SECTION 151(G))

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        The undersigned, being respectively the President and Secretary of
PacificHealth Laboratories, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, in accordance with the provisions of the Delaware General Corporation Law, Section 151(g), do hereby certify that:

        Pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors on January 19, 2005, in accordance with the Delaware General Corporation Law, Section 151, duly adopted the following resolution establishing a series of 90,909 shares of the Corporation's Preferred Stock, to be designated as its Series A Preferred Stock.

        RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation, the Board of Directors hereby establishes a series of Series A Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

A.      SERIES A PREFERRED STOCK

        90,909 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "SERIES A PREFERRED STOCK" with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

        1.      Dividends.

        From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $0.22 per share compounded annually shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the

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"ACCRUING DIVIDENDS"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative; provided however, that except as set forth in the following sentence of this paragraph or in Subsections 2(a) and 6, the Corporation shall be under no obligation to pay such Accruing Dividends. The Corporation may pay the Accruing Dividends in cash or shares of Series A Preferred Stock at the Series A Original Issue Purchase Price or common stock at the current fair market value. The Corporation shall not declare, pay or set aside any dividends on any other shares of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid plus (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all such shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by an amount equal to $11.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (such amount, as so adjusted from time to time, being hereinafter referred to as the "SERIES A ORIGINAL ISSUE PRICE").

        2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

        (a) Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "JUNIOR STOCK") by reason of their ownership thereof, an amount equal to the greater of (i) the Series A Original Issue Price, plus any dividends declared but unpaid thereon or (ii) the amount such amount on an as-converted basis. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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        (b)     Payments to Holders of Common Junior Stock. After the payment of all preferential amounts required to be paid to the holders of Series A
Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series A Preferred Stock, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in this Certificate of Incorporation.

        (c)     Deemed Liquidation Events.

                        (i) The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2 (a "DEEMED LIQUIDATION EVENT"), unless the holders of a majority of the Series A Preferred Stock elect otherwise by written notice given to the Corporation at least ten
(10) days prior to the effective date of any such event:

                                (A)     a merger or consolidation in which

                                        (I)     the Corporation is a constituent
                                                party, or

                                        (II)    a subsidiary of the Corporation
                                                is a constituent party and the
                                                Corporation issues shares of its
                                                capital stock pursuant to such
                                                merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock which represent, immediately following such merger or consolidation at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2(c)(i), all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

                                (B)     the sale, lease, transfer or other
disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, except where such sale, lease, transfer or other disposition is to a wholly owned subsidiary of the Corporation.

                        (ii) The Corporation shall not have the power to effect any transaction constituting a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(A)(I) above unless the agreement or plan of merger or consolidation provides that the consideration payable to the

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stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above.

                        (iii) In the event of a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(A)(II) or (B) above, if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 60 days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Series A Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Series A Preferred Stock, and (B) if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than 75 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) (the "NET PROCEEDS") to redeem, to the extent legally available therefor, on the 90th day after such Deemed Liquidation Event (the "LIQUIDATION REDEMPTION DATE"), all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount. In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall redeem a pro rata portion of each holder's shares of Series A Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, and, where such redemption is limited by the amount of lawfully available funds, the Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsections 6(b) through 6(e) below shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock pursuant to this Subsection 2(c)(iii). Prior to the distribution or redemption provided for in this Subsection 2(c)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business.

                        (iv) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property shall be determined in good faith by the Board of Directors of the Corporation. Notwithstanding the foregoing, if the consideration paid or distributed to the Corporation shall consist of or include securities of a class listed for trading on a national securities exchange, the NASDAQ National Market or the NASDAQ SmallCap Market, then the Corporation may pay amounts in respect of the Series A Preferred Stock by transfer of such securities, using a valuation consistent with the valuation used or assumed by the Corporation in connection with the Deemed Liquidation Event.

        3.      Voting.

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        (a)     On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of Subsection 3(b) below, holders of Series A Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

        (b) At any time when at least 45,455 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the written consent or affirmative vote of the holders of at least 66% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise:

                (i) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing, unless the terms of such liquidation, dissolution, wind-up or Deemed Liquidation Event provide for the holders of the Series A Preferred Stock to receive an amount, in cash or marketable securities (as described in paragraph 2(c)(iv) above) which, when added to all cash dividends previously paid to the holders of the Series A Preferred Stock, result in the payment to such holders of the Original Issue Price plus an annual rate of return of at least 35%, simple interest, from the Original Issue date through the date of payment, in respect of the Original Issue Price;

                (ii) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner adverse to the Series A Preferred Stock;

                (iii) create any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends and redemption rights, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends and redemption rights, or create or authorize any obligation or security convertible into shares of any class or series of stock, the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends and redemption rights;

                (iv) purchase or redeem or pay or declare any dividend or make any distribution on, any shares of stock other than the Series A Preferred Stock as expressly authorized herein or a purchase, redemption, dividend or distribution in respect of any shares of

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any other series of Preferred Stock which is made simultaneously, on a pro rata basis, with respect to the Series A Preferred Stock, or permit any subsidiary of the Corporation to take any such action, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and other than securities repurchased from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the original purchase price or the then-current fair market value thereof; or

                (v) create, or authorize the creation of, or issue, or authorize the issuance of, or permit any subsidiary to take any such action, any debt security if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $750,000 other than account purchase and factoring agreements, equipment leases or bank lines of credit including, without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Corporation and any security of the Corporation which is a combination of debt and equity, provided that the consent of the holders of Series A Preferred will not be unreasonably withheld for any transaction described in this paragraph (v).

        4.      Optional Conversion.

        The holders of the Series A Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $11.00 by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "SERIES A CONVERSION PRICE" shall initially be equal to $1.10. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

        In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

                (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

                (c)     Mechanics of Conversion.

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                        (i)     In order for a holder of Series A Preferred
Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the "CONVERSION TIME"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                        (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

                        (iii) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment

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of any dividends declared but unpaid thereon. Any shares of Series A Preferred
Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

                        (iv) Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                        (v) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                (d)     Adjustments to Series A Conversion Price for Diluting
Issues.

                        (i)     Special Definitions. For purposes of this
Section 4, the following definitions shall apply:

                                (A)     "OPTION" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                                (B)     "SERIES A ORIGINAL ISSUE DATE" shall
mean the date on which the first share of Series A Preferred Stock was issued.

                                (C)     "CONVERTIBLE SECURITIES" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

                                (D)     "ADDITIONAL SHARES OF COMMON STOCK"
shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than the following ("EXEMPTED SECURITIES"):

                                        (I)     shares of Common Stock issued or
                                                deemed issued as a dividend or
                                                distribution on Series A
                                                Preferred Stock;

                                        (II)    shares of Common Stock issued or
                                                issuable by reason of a
                                                dividend, stock split, split-up
                                                or other distribution on shares
                                                of Common Stock that is covered
                                                by Subsection 4(e) or
                                                4(f) below;

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                                        (III)   shares of Common Stock issued or
                                                deemed issued to employees or
                                                directors of, or consultants to,
                                                the Corporation or any of its
                                                subsidiaries pursuant to a plan,
                                                agreement or arrangement
                                                approved by the Board of
                                                Directors of the Corporation;

                                        (IV)    shares of Common Stock or
                                                Convertible Securities actually
                                                issued upon the exercise of
                                                Options or shares of Common
                                                Stock actually issued upon the
                                                conversion or exchange of
                                                Convertible Securities, in each
                                                case provided such issuance is
                                                pursuant to the terms of such
                                                Option or Convertible Security;

                                        (V)     shares of Common Stock or
                                                Convertible Securities issued or
                                                issuable in connection with a
                                                bona fide business acquisition
                                                of or by the Corporation,
                                                whether by merger,
                                                consolidation, sale of assets,
                                                sale or exchange of stock or
                                                otherwise approved by the Board
                                                of Directors;

                                        (VI)    shares of Common Stock issued or
                                                issuable to banks, equipment
                                                lessors or other financial
                                                institutions, or to real
                                                property lessors, pursuant to a
                                                debt financing, equipment
                                                leasing or real property leasing
                                                transaction approved by the
                                                Board of Directors of the
                                                Corporation; and

                                        (VII)   shares of Common Stock issued or
                                                issuable in connection with
                                                joint ventures, strategic
                                                alliances, or other agreements
                                                or arrangements primarily
                                                intended for business or
                                                commercial purposes.

                        (ii) No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least 66% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

                        (iii)   Deemed Issue of Additional Shares of Common
Stock.

                                (A)     If the Corporation at any time or from
time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding

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Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities pursuant to Subsections 4(d)(i)(D)(I), (II), (III), or (IV)) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                                (B)     If the terms of any Option or
Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4(d)(iv) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or
(2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                (C)     If the terms of any Option or
Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities pursuant to Subsections 4(d)(i)(D)(I), (II), (III), or (IV)), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4(d)(iv) below (either because the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue
Date), are revised after the Series A Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4(d)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

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                        (iv)    Adjustment of Series A Conversion Price Upon
Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                                CP2 = CP1 * (A + B) / (A + C)
For purposes of the foregoing formula, the following definitions shall apply:

                                (A)     CP2 shall mean the Series A Conversion
Price in effect immediately after such issue of Additional Shares of Common
Stock

                                (B)     CP1 shall mean the Series A Conversion
Price in effect immediately prior to such issue of Additional Shares of Common Stock;

                                (C)     "A" shall mean the number of shares of
Common Stock outstanding and deemed outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities (including the Series A Preferred Stock) outstanding immediately prior to such issue);

                                (D)     "B" shall mean the number of shares of
Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

                                (E)     "C" shall mean the number of such
Additional Shares of Common Stock issued in such transaction.

                        (v) Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                (A)     Cash and Property: Such consideration
shall:

                                        (I)     insofar as it consists of cash,
                                                be computed at the aggregate
                                                amount of cash received by the
                                                Corporation, excluding amounts
                                                paid or payable for accrued
                                                interest;

                                        (II)    insofar as it consists of
                                                property other than cash, be
                                                computed at the fair market
                                                value thereof at the
                                                time of such issue, as
                                                determined in good faith by the
                                                Board of Directors of the
                                                Corporation; and

                                        (III)   in the event Additional Shares
                                                of Common Stock are issued
                                                together with other shares or
                                                securities or other assets of
                                                the Corporation for
                                                consideration which covers both,
                                                be the proportion of such
                                                consideration so received,
                                                computed as provided in clauses
                                                (I) and (II) above, as
                                                determined in good faith by the
                                                Board of Directors of the
                                                Corporation.

                                (B)     Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                        (I)     the total amount, if any,
                                                received or receivable by the
                                                Corporation as consideration for
                                                the issue of such Options or
                                                Convertible Securities, plus the
                                                minimum aggregate amount of
                                                additional consideration (as set
                                                forth in the instruments
                                                relating thereto, without regard
                                                to any provision contained
                                                therein for a subsequent
                                                adjustment of such
                                                consideration) payable to the
                                                Corporation upon the exercise of
                                                such Options or the conversion
                                                or exchange of such Convertible
                                                Securities, or in the case of
                                                Options for Convertible
                                                Securities, the exercise of such
                                                Options for Convertible
                                                Securities and the conversion or
                                                exchange of such Convertible
                                                Securities, by

                                        (II)    the maximum number of shares of
                                                Common Stock (as set forth in
                                                the instruments relating
                                                thereto, without regard to any
                                                provision contained therein for
                                                a subsequent adjustment of such
                                                number) issuable upon the
                                                exercise of such Options or the
                                                conversion or exchange of such
                                                Convertible Securities.

                        (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4(d)(iv) above then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

                (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock without a comparable subdivision of the Series A Preferred Stock or combine the outstanding shares of Series A Preferred Stock without a comparable combination of the Common Stock, the Series A Conversion Price in effect immediately before that subdivision or combination shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock without a comparable combination of the Series A Preferred Stock or effect a subdivision of the outstanding shares of Series A Preferred Stock without a comparable subdivision of the Common Stock, the Series A Conversion Price in effect immediately before the combination or subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

                (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

                (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

                (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Corporation entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section (C)(1) do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                (h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

                (j)     Notice of Record Date. In the event:

                        (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                        (ii)    of any capital reorganization of the
Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

                        (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at his, her or its address appearing on the books of the Corporation.

        5. Waiver. Any of the rights, powers or preferences of the holders of Series A Preferred Stock set forth herein may be defeased by the affirmative consent or vote of the holders of at least 66% of the shares of Series A Preferred Stock then outstanding.

                IN WITNESS WHEREOF, PacificHealth Laboratories, Inc. has caused this certificate to be signed by David Mastroianni, its President, and attested by Stephen P. Kuchen, its Secretary, this ____ day of January, 2005.


                                                By:
                                                       -------------------------
                                                       President


Attest:


By:
      -------------------------
      Secretary

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